LOCK-UP AGREEMENT

__________, 2018

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Re: Initial Public Offering of Vaccinex, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.0001 per share ("Common Stock"), or rights to acquire Common Stock, of Vaccinex, Inc., a Delaware corporation (the "Company"), understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company, providing for the initial public offering (the "Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") of securities of the Company (the "Securities") pursuant to a registration statement on Form S-1.

In consideration of the Underwriters' agreement to enter into the Underwriting Agreement and to proceed with the Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period ending 180 days after the date on which the Underwriting Agreement is entered into (the "Lock-Up Period"), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock ("Related Securities") owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any Related Securities . The foregoing shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the Offering or in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in the Offering or in such open market transactions; (b) transfers of shares of Common Stock or any Related Securities (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the

undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, "immediate family" shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) not involving a change in beneficial ownership, (v) if the undersigned is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary, or (vi) by operation of law or by an order of a court or regulatory agency; (c) if the undersigned is a corporation, partnership, limited liability company or other entity, (i) distributions of shares of Common Stock or any Related Securities to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), current or former partners (general or limited), members or managers of the undersigned, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers or (ii) sales or transfers of shares of Common Stock or Related Securities to another such entity that is a direct or indirect affiliate of the undersigned or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; (d) sales under any existing Rule 10b5-1 plan or the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period; (e) sales of shares of Common Stock or Related Securities pursuant to the Offering or any related agreements in the Offering (such as a securities purchase agreement), *provided,* in the case of clauses (b)-(c)(i), that such transfer shall not involve a disposition for value and the transferee agrees in writing with the Representative and the Company to be bound by the terms hereof.

Notwithstanding the restrictions imposed by this agreement, the undersigned may, without the prior written consent of the Representative, transfer shares of Common Stock or Related Securities (a) as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards by the undersigned pursuant to the Company's equity incentive plans existing as of the date of the prospectus relating to the Offering (the "Prospectus") and described in the Prospectus, (b) pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company's equity incentive plans existing as of the date of the Prospectus and described in the Prospectus, provided that any shares of Common Stock acquired upon the net exercise or cashless exercise of equity awards described in this clause (b) shall be subject to the restrictions set forth in this letter agreement, (c) pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company's securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement, or (d) that may be deemed to have occurred as a result of the conversion of the outstanding preferred shares of the Company into shares of Common Stock, *provided,* that the restrictions set forth in this letter agreement shall apply to any of the undersigned's shares of Common Stock or Related Securities issued upon such conversion or exercise; *provided,* that, in the case of a transfer pursuant to

clause (a) or (b) above, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned in connection with such exercise.

In the event that, during the Lock-up Period, the Representative waives any prohibition set forth in this agreement or any similar agreement on the transfer of shares of Common Stock or Related Securities held by (a) any person or entity that has delivered a copy of this or a similar letter agreement to the Representative and beneficially owns and intends to transfer 1% or more of the outstanding Common Stock, calculated as of the closing of the Offering, or (b) any director or executive officer of the Company, or otherwise releases any such person from any such prohibition, the Representative shall be deemed to have also waived the prohibitions set forth in this letter agreement that would otherwise have applied to the undersigned with respect to the same percentage of the undersigned's Common Stock as the percentage of Common Stock held by such party receiving the waiver that are subject to such waiver. Notwithstanding the foregoing, the provisions of this paragraph shall not apply if the waiver is (a) effected solely to permit a transfer not involving a disposition for value and the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of such transfer or (b) granted to a stockholder of the Company in connection with such stockholder's participation in a secondary public offering of Common Stock pursuant to a registration statement on Form S-1 that has been filed with the Securities and Exchange Commission (the "Commission").

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (a) the Underwriting Agreement does not become effective by September 30, 2018, (b) the Company informs the undersigned that the Board of Directors has determined not to proceed with the Offering or the registration statement filed with the Commission in connection with the Offering is withdrawn, or (c) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, this agreement shall terminate and the undersigned shall be released from all obligations hereunder.

The undersigned, whether or not participating in the Offering, understands that the Representative on behalf of the Underwriters is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this agreement.

[Signature page follows.]

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof (other than New York General Obligations Law § 5-1401).

Very truly yours,

Name: Albert Friedberg

[Signature page to Lock-Up Agreement]